Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

LaSalle Hotel Properties:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-104056, 333-86911 and 333-72265) and on Form S-3 (Nos. 333-104054, 333-51476, 333-44872, 333-76373 and 333-77371) of LaSalle Hotel Properties of our reports dated February 23, 2005, with respect to the consolidated balance sheets of LaSalle Hotel Properties as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of LaSalle Hotel Properties.

(signed) KPMG LLP

Chicago, Illinois

February 23, 2005